U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)................................................. December 31, 2004

SULPHCO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-27599 (Commission file number)	88-0224817 (I.R.S. Employer Identification Number)

850 Spice Islands Drive, Sparks, NV 89431
(Address of principal executive offices)

(775)-829-1310
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

       On December 31, 2004, SulphCo, Inc. (the “Company”) borrowed $7 million (the “Loan”) from its Chairman and CEO, Dr. Rudolf W. Gunnerman. The Loan is evidenced by a Promissory Note which provides for interest to accrue on the Loan at 0.5% above the “LIBOR” rate, with interest payable annually and principal due and payable on December 31, 2007.

       Proceeds from the Loan are expected to be used for working capital.

       The Promissory Note has been filed as Exhibit 10.28 to this Report.

Item 9.01.   Exhibits

10.28     Promissory Note from SulphCo, Inc. to Rudolf W. Gunnerman.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SULPHCO, INC.
(Registrant)

Date: January 4, 2005	/s/ Rudolf W. Gunnerman
Rudolf W. Gunnerman
Chairman and Chief Executive Officer

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